EXHIBIT 23.2

                       Consent of Independent Accountants


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               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
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We consent to the incorporation by reference in this  Registration  Statement on

Form S-8 of Fidelity  Bancorp,  Inc. of our report dated November 8, 1996,  with respect to the consolidated  financial statements of Fidelity Bancorp,  Inc. and subsidiaries as of September 30, 1996 and 1995, and for each of the years in the three-year  period ended  September 30, 1996,  which report is  incorporated  by reference in the Annual  Report on Form 10-KSB filed by Fidelity  Bancorp,  Inc.

for the year ended September 30, 1996, as amended.


Our report refers to a change in the method of  accounting  for income taxes and accounting for certain  investments in debt and equity  securities as of October

1, 1993 and 1994, respectively.




                                          /s/ KPMG Peat Marwick LLP
                                          KPMG PEAT MARWICK LLP



Pittsburgh, Pennsylvania
April 30, 1997